Exhibit 99.1

athenahealth to Acquire Mobile Health Leader Epocrates

Acquisition will accelerate athenahealth’s vision to build the nation’s health information backbone; companies will combine forces to redefine physician mobile experience and point-of-care toolset

WATERTOWN, MA, January 7, 2013 - athenahealth, Inc.(NASDAQ: ATHN), a leading provider of cloud-based electronic health record (EHR), practice management, and care coordination services to medical groups and health systems, today announced that it has signed a definitive agreement to acquire Epocrates, Inc. a mobile health pioneer widely recognized for developing the most-widely adopted point-of-care medical application among U.S. physicians.

The board of directors of each of athenahealth and Epocrates has agreed to a price of $11.75 per share, in cash, for an aggregate purchase price of approximately $293 million. The purchase price represents a 22 percent premium over the closing price per share of Epocrates on NASDAQ on Friday, January 4, 2013. This is an all-cash offer for all outstanding shares of Epocrates’ common stock, and athenahealth intends to finance this acquisition using available cash and funds available from its existing credit facility. The closing of the transaction is subject to the approval of Epocrates shareholders and other customary closing conditions and is currently expected to occur early in the second quarter of 2013. Epocrates shareholders representing approximately 17.5% of the outstanding common stock have agreed to vote their shares in favor of the transaction.

Over the past 15 years, athenahealth has been evolving industry-leading, Best in KLAS* cloud-based services that help medical caregivers do well doing the right thing—keeping them focused on patient care. With the acquisition of Epocrates, which is used and trusted by more than 330,000 physicians, athenahealth believes it will be able to better serve an expanded network of providers. athenahealth plans to build upon Epocrates’ success to date in transforming the way physicians access and engage with clinical information, with each other, and with their patients.

“I have been an admirer of Epocrates since it first emerged and have watched the company grow consistently, one app download at a time, as it has cemented itself into the consciousness of America’s physicians,” said Jonathan Bush, President, Chairman, and CEO of athenahealth. “No other company has been able to replicate the brand awareness, familiarity, and trust that Epocrates has across the clinical mobile user base. We are confident that we can provide Epocrates with the stewardship and resources it needs to grow and develop within health care, and that Epocrates’ capabilities are going to mesh exceptionally well with athenahealth’s cloud-based physician and patient services. Together, we’re excited by the opportunity to redefine the mobile toolset for care givers.”

The Epocrates acquisition will enable athenahealth to realize its vision in a number of key ways:

•                  Better Information Access for Health Organizations — By combining Epocrates’ mobile expertise with knowledge and data from athenahealth’s cloud-based network, the combined company will be uniquely positioned to introduce new mobile applications that deliver high-value information to the clinical community when, where, and how they want it.

•                  Advanced Mobile Workflows — the combined company will seek to pioneer new mobile workflows to improve provider efficiency and support care delivery outcomes; initial efforts will focus on care coordination, provider-to-provider communication, and patient engagement tools.

•                  Accelerated Awareness and Growth Across the Physician Market — athenahealth would expand its current provider base of 38,000 to include the more than one million health care professionals on the Epocrates network, allowing athenahealth to build upon the highly favored Epocrates brand, recognized today by approximately 90 percent of practicing U.S. physicians.

“Epocrates and athenahealth are two strong and progressive brands dedicated to helping clinicians deliver high quality care more efficiently through continued innovation and a keen understanding of physicians’ workflows” said Andrew Hurd, President, CEO, and interim CFO of Epocrates. “By combining the companies’ unique expertise in mobile and cloud-based services, we are setting out to dramatically improve the accessibility of information and redefine the dynamics within health care.”

Piper Jaffray & Co. acted as exclusive financial advisor to Epocrates in connection with the transaction. Goodwin Procter LLP served as athenahealth’s legal counsel and Cooley LLP served as counsel to Epocrates.

* As of September 30, 2012.

Conference Call Information

athenahealth will conduct a conference call today, Monday, January 7, 2013, at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time to discuss the announcement. To participate in athenahealth’s live conference call and webcast, please dial 888-206-4074 (or 847-413-9015 for international calls) using conference code No. 9673041, or visit the Investors section of athenahealth’s web site at www.athenahealth.com. A replay will be available for one week following the conference call at 888-843-7419 (and 630-652-3042 for international calls) using conference code No. 9673041. A webcast replay will also be archived on athenahealth’s website.

Presentation at 31st Annual J.P. Morgan Healthcare Conference

Jonathan Bush, President, Chairman, and CEO of athenahealth, will present the rationale for the acquisition today, Monday, January 7, 2013, at 2:30PM Pacific Time/5:30PM Eastern Time at the Westin St. Francis Hotel, 335 Powell Street, San Francisco, California. A live audio webcast of the presentation and a replay will be available in the Investors section of athenahealth’s website at investors.athenahealth.com.

*athenahealth has three #1, Best in KLAS rankings within the 2012 Best in KLAS Awards: Software & Services annual report: athenaClinicals®, athenahealth’s cloud-based EHR, is ranked #1 for physician practices with 1-10 physicians. athenaCollector®, athenahealth’s cloud-based practice management offering, is recognized as #1 within two market segments: physician practices with 1-10 and 11-75 physicians.

About athenahealth

athenahealth, Inc. is a leading provider of cloud-based Best in KLAS electronic health record (EHR), practice management, and care coordination services to medical groups and health systems. athenahealth’s mission is to be the most trusted service to medical care givers, helping them do well doing the right thing. For more information, please visit www.athenahealth.com or call 888-652-8200.

About Epocrates

Epocrates, Inc. (Nasdaq: EPOC) is recognized for developing the #1 medical application among U.S. physicians for clinical content, practice tools, and health industry engagement at the point of care. Epocrates has established a loyal network of more than one million healthcare professionals, including 50 percent of U.S. physicians, who routinely use its intuitive solutions to help streamline workflow and improve patient care. The company also facilitates the delivery of valuable content and tools between partnering organizations and its members. For more information, please visit www.epocrates.com/company.

In connection with the acquisition of Epocrates, Inc. by athenahealth, Inc. pursuant to an Agreement and Plan of Merger (the “Merger”), Epocrates will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials in connection with the proposed transaction. Epocrates will also mail the proxy statement to Epocrates stockholders. athenahealth and Epocrates urge investors and security holders to read the proxy statement and the other relevant material when they become available because these materials will contain important information about athenahealth, Epocrates, and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, free copies of the documents filed with the SEC by athenahealth will be available on the “Investors” portion of athenahealth’s website at www.athenahealth.com. Free copies of the documents filed with the SEC by Epocrates will be available on the “Investor Relations” portion of Epocrates’ website at www.epocrates.com. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

athenahealth, Echo Merger Sub, Inc. (“MergerSub”), Epocrates, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Epocrates in connection with the Merger. Information about those executive officers and directors of athenahealth is set forth in athenahealth’s proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 26, 2012, will be included in Epocrates’ proxy statement to be filed with the SEC in connection with the proposed transaction as described above, and is supplemented by other public filings made, and to be made, with the SEC. Information about those executive officers and directors of Epocrates and their ownership of Epocrates common stock is set forth in Epocrates’ proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on August 30, 2012, and is supplemented by other public filings made, and to be made, with the SEC. Investors and security holders may obtain additional information regarding the direct and indirect interests of athenahealth, MergerSub, Epocrates, and their respective executive officers and directors in the Merger by reading the proxy statement and the other filings and documents referred to above. This press release does not constitute an offer of any securities for sale.

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding consummation and timing of the proposed transaction; anticipated improvements in, and benefits of combining, the companies’ service offerings (including, but not limited to improvements in information access and mobile workflows); and the potential market for and awareness of the companies’ services. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: consummation of the transaction is subject to customary closing conditions, which if not met or waived would cause the transaction not to close, including the failure to obtain required approval of the contemplated transaction; failure to effectively integrate the services and operations of the companies; the risk that the anticipated market for the companies’ combined services does not materialize; the risk that service offerings will not operate in the manner expected (e.g., due to design flaws, security breaches, or otherwise); potential interruptions or delays in service offerings; reliance upon third parties, such as computer hardware, software, data-hosting, content, and internet infrastructure providers, which reliance may result in failures or disruptions in our service offerings; errors or omissions in services and the information they provide; and the evolving and complex government regulatory compliance environment in which the companies and their clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. athenahealth undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by athenahealth, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of athenahealth’s website at www.athenahealth.com and the SEC’s website at www.sec.gov.

Contact Info:

Holly Spring

athenahealth, Inc. (Media)

hspring@athenahealth.com

617-402-1631

Dana Quattrochi

athenahealth, Inc. (Investors)

investorrelations@athenahealth.com

617-402-1329